Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Atlantic American Corporation
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 26, 2012, relating to the consolidated financial statements and schedules of Atlantic American Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Signed:	/s/ BDO USA, LLP
BDO USA, LLP

Atlanta, Georgia
August 10, 2012